Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-110013) on Form S-8 of United Security Bancshares, Inc. of our report dated June 26, 2009, which appears in this Annual Report on Form 11-K of United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) for the year ended December 31, 2008.

/s/ Carr, Riggs & Ingram, LLC

Dothan, Alabama
June 26, 2009